Exhibit 10.2

INVESTORS’ RIGHTS AGREEMENT

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 20th day of April, 2015, by and among Celsius Holdings, Inc., a Nevada corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and each of the stockholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder.”

RECITALS

WHEREAS, the Company and the Investors are parties to the Common Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.

Agreement

NOW, THEREFORE, the parties hereby agree as follows:

1.          Definitions. For purposes of this Agreement, in addition to capitalized terms otherwise defined herein:

1.1           “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For the avoidance of doubt, Charmnew Limited and Grieg International Limited (together, “Horizons”) and their respective beneficial owners shall all be deemed Affiliates of one another.

1.2           “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3           “Change of Control” means the existence, occurrence, public announcement or entering into an agreement contemplating of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company to any Person; (b) the sale, conveyance or disposition of all or substantially all of the assets of any Company subsidiary to a Person other than the Company or another Company subsidiary; (c) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the equity or voting power of the Company is disposed of; (d) the effectuation of a transaction or series of transactions in which any of the equity or voting power of any Company subsidiary is disposed to a Person other than the Company or another Company subsidiary; (e) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (f) the consolidation, merger or other business combination of any Company subsidiary with or into any other entity other than the Company or another Company subsidiary; (g) a transaction or series of transactions in which any Person or group (other than pursuant to an agreement between current affiliates of the Company) acquires more than fifty percent (50%) of the equity or voting power of the Company; and (h) a transaction or series of transactions in which any Person or group (other than the Company or a Company subsidiary) acquires any of the voting equity of a Company subsidiary.

1.4           “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5           “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7           “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.8           “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

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1.9           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10         “GAAP” means generally accepted accounting principles in the United States.

1.11         “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.12         “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.13         “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.14         “Offering” means the Company’s first underwritten public offering of its Common Stock under the Securities Act after the date hereof.

1.15         “Investor Directors” means the directors of the Company that the Investors are entitled to elect pursuant to Section 5.11 hereof and designated as such by the Investors.

1.16         “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.17         “Major Investor” means any Investor that, individually, or together with such Investor’s Affiliates, holds at least 112,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization effected after the date hereof).

1.18         “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19         “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

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1.20         “Registrable Securities” means (i) the Common Stock initially issued to the Investors pursuant to the Purchase Agreement; (ii) the Common Stock issued upon conversion of the convertible notes acquired by the Investors pursuant to that certain Secondary Convertible Promissory Note Purchase Agreement dated April 20, 2015; (iii) the shares of Common Stock held by CD Financial, LLC or its Affiliates (“CDF”); (iv) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors or CDF; and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii), (iii) and (iv) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.21         “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22         “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.23         “SEC” means the Securities and Exchange Commission.

1.24         “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25         “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

2.          Registration Rights. The Company covenants and agrees as follows:

2.1           Demand Registration.

(a)          Form S-1 Demand. If at any time after the date of this Agreement, the Company receives a request from Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Section 2.3.

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(b)          Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, or ninety (90) days after the date such request is given, if made within sixty (60) days after the Company’s fiscal year end, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Section 2.3.

(c)          Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

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(d)          The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2           Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3           Underwriting Requirements.

(a)          If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

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(b)          In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)          For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4           Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)          prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)          furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)          use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)          use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)          promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(i)          notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)          after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6           Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders up to a maximum of twenty thousand dollars ($20,000) (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

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2.7           Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8           Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

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(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d)          To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)          Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

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2.9           Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)          use its reasonable best efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company and declared effective by the SEC under the Securities Act or filing with the SEC and effectiveness of a Form 10 registration statement under the Exchange Act, following the date of this Agreement;

(b)          use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)          use its reasonable best efforts to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 pursuant to Subsection 2.9(a) above, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10         Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

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2.11         “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, if requested by the managing underwriter in connection with the Offering, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf in connection with the Offering of shares of its Common Stock on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto.

2.12         Restrictions on Transfer.

(a)          The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)          Each certificate, instrument, or book entry representing (i) the Registrable Securities, and any other securities issued in respect of Registrable Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

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THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)          The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.12. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13         Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the fifth (5th) anniversary of the date of this Agreement. Moreover, the registration rights hereunder shall not be exercisable, if at the time thereof, the Registrable Securities may be publicly sold under SEC Rule 144 without restriction.

3.          Information Rights.

3.1           Delivery of Financial Statements. Upon request of any Major Investor or CDF, the Company shall deliver to such Major Investor or CDF, as the case may be, the following provided that such information is (i) not publicly available and (ii) reasonably necessary to protect or otherwise manage such Major Investor’s or CDF’s, as the case may be, interest in the Company as determined in good faith by such Major Investor or CDF, as the case may be:

(a)          as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(d)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year;

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(b)          as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)          as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit such Major Investor or CDF, as the case may be, to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d)          as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(e)          copies of all materials sent to the Company’s stockholders at the same time as such materials are delivered to such stockholders and copies of all OTC Pink basic disclosure documents prepared by the Company and all related financial statements and officer certifications when filed with OTC Markets, Inc., provided that such disclosure documents and financial information when filed with OTC Markets, Inc. shall satisfy the information requirements of Sections 3.1 (a), (b) and (c); and

(f)          such other publicly available information relating to the financial condition, business, prospects, or corporate affairs of the Company as any such Major Investor or CDF may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing Sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

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Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective. The Company agrees that it will not provide any material non-public information to any such Major Investor or CDF in response to a request for information pursuant to this Section 3.1 without first obtaining the consent from such Investor or CDF, as the case may be.

3.2           Inspection. The Company shall permit each Major Investor or CDF, at such Major Investor’s or CDF’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Major Investor or CDF but only if reasonably necessary to protect or otherwise manage such Major Investor’s or CDF’s, as the case may be, interest in the Company; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3           Termination of Information Rights; Limitation on Assignment; Waiver. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect upon the earliest to occur: (i) immediately before the consummation of any Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first, or (iii) when the Investors or their Affiliates cease to hold at least fifty percent (50%) of the Common Stock originally issued pursuant to the Purchase Agreement (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like) (the “Original Shares”). The rights of a Major Investor in this Section 3 may not be assigned to any Person who holds less than 112,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization effected after the date hereof). Any information and inspection rights under this Section 3 may be waived with respect to any particular Major Investor or all Major Investors with the written consent of the Holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities then outstanding

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3.4           Confidentiality. Each Investor and CDF, as the case may be, agrees that such Investor or CDF, as applicable, will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement or otherwise (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor or CDF, as applicable), (b) is or has been independently developed or conceived by the Investor or CDF, as applicable, without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor or CDF, as applicable, may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor or CDF, as applicable, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, beneficial owner, director, officer or wholly owned subsidiary of such Investor or CDF, as applicable, in the ordinary course of business, provided that such Investor or CDF, as the case may be, informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor or CDF, as the case may be, promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Moreover, the Investors and CDF acknowledge that the Company’s Common Stock is publicly traded on the OTC Pink Market and accordingly must comply with applicable securities laws.

4.          Rights to Future Stock Issuances.

4.1           Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor and CDF. Each Major Investor and CDF shall be entitled to apportion the right of first offer hereby granted to it. in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor or CDF, as the case may be (“Beneficial Owners”); provided that each such Affiliate or Beneficial Owner agrees to enter into this Agreement.

(a)          The Company shall give notice (the “Offer Notice”) to each Major Investor and CDF, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)          By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor or CDF, as the case may be, may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor or CDF, as the case may be (including all shares of Common Stock then issuable upon conversion or exercise of any Derivative Securities then held by such Major Investor or CDF, as applicable, bears to the Common Stock of the Company then outstanding (including all shares of Common Stock then issuable upon conversion or exercise of any then outstanding Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor and CDF, in each case that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s (or CDF’, as the case may be) failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors and CDF, as applicable, were entitled to subscribe but that were not subscribed for by such Major Investors or CDF which is equal to the proportion that the Common Stock issued and held, and issuable upon conversion or exercise of any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, and any other Common Stock then issuable upon conversion or exercise of all Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of thirty (30) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

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(c)          If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the thirty (30) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major nvestors and CDF in accordance with this Section 4.1.

(d)          The right of first offer in this Section 4.1 shall not be applicable to:

(i)          shares of Common Stock or Derivative Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

(ii)         shares of Common Stock or Derivative Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;

(iii)        shares of Common Stock actually issued upon the exercise of Derivative Securities outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such Derivative Security;

(iv)        shares of Common Stock or Derivative Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors;

(v)         shares of Common Stock or Derivative Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors;

(vi)        shares of Common Stock issued pursuant to a registration statement; or

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(vii)       shares of Common Stock or Derivative Securities which the holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities then outstanding agree shall not be subject to the right of first refusal in this Section 4.1.

4.2           Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the Offering, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

5.          Additional Covenants.

5.1           Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance and term “key-person” insurance in an amount and on terms and conditions satisfactory to the Board of Directors, including at least one (1) Investor Director, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Notwithstanding any other provision of this Section 5.1 to the contrary, for so long as at least one (1) Investor Director is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least two million dollars ($2,000,000) unless approved by at least one (1) Investor Director, and the Company shall annually, within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Investor Directors a certification that such a Directors and Officers liability insurance policy remains in effect.

5.2           Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, each of the foregoing agreements substantially in the form approved by the Board of Directors, including at least one (1) Investor Director. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of at least one (1) Investor Director.

5.3           Employee Stock. Unless otherwise approved by the Board of Directors, including at least one (1) Investor Director, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a three (3) or four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments thereafter, and (ii) a market stand-off provision substantially similar to that in Section 2.11. In addition, unless otherwise approved by the Board of Directors, including the Director, the Company shall retain a “right of first refusal” on employee transfers until the Company’s Offering or other earlier registration of its Common Stock pursuant to a registration statement and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

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5.4           Matters Requiring Investor Director Approval. So long as the Investors are entitled to elect an Investor Director, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least one (1) Investor Director:

(a)          liquidate, dissolve or wind-up the business and affairs of the Company, effect any Change of Control or consent to any of the foregoing;

(b)          amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Investors hereunder or under the Purchase Agreement;

(c)          purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) redemptions of or dividends or distributions on the Series C Preferred Stock or Series D Preferred Stock as expressly authorized in the Certificate of Designation for the Series C Preferred Stock or the Certificate of Designation for the Series D Preferred Stock, as applicable provided, however, the Company has adequate cash flow for payment of such redemption or distribution and such redemption or distribution is not effected earlier than eighteen (18) months following the date of this Agreement (and for the avoidance of doubt, for purposes of this proviso, a distribution does not include a dividend), (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(d)          create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $1,000,000, other than up to $4,500,000 of indebtedness under the line of credit note payable to CDF;

(e)          increase or decrease the authorized number of directors constituting the Board of Directors;

(f)          (i) enter into or materially amend any exclusive distribution agreement for the Company’s products for any material territory unless approved by the Board of Directors, which approval shall not require (other than with respect to any territories contemplated by the proposed JV (as defined in the Purchase Agreement)) the affirmative vote of either Investor Director, or (ii) enter into or materially amend any distribution or other commercialization agreement for the Company’s products for any territory contemplated by the proposed JV. Notwithstanding the foregoing, the affirmative vote of either Investor Director shall not be required for any territory if the proposed JV is not consummated in accordance with the Purchase Agreement by mutual agreement of the parties to the proposed JV;

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(g)          make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(h)          make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(i)          guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for indebtedness of the Company or any subsidiary;

(j)          otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Change of Control, except for transactions contemplated by this Agreement, the Purchase Agreement, and the Secondary Convertible Promissory Note Purchase Agreement dated as of April __, 2015; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(k)          hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers unless approved by the Board of Directors, which approval shall not require the affirmative vote of either Investor Director;

(l)          materially change the fundamental direction of the principal business of the Company away from functional beverages;

(m)          sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(n)          enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $1,000,000.

5.5           Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. Further, each director shall be entitled to compensation for his services as a director to the Company in the amount of $3,000 per calendar quarter.

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5.6           Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Articles of Incorporation, or elsewhere, as the case may be.

5.7           Indemnification Matters. The Company hereby acknowledges that any director nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Articles of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.8           Right to Conduct Activities. The Company hereby agrees and acknowledges that each of the Investors (together with its Affiliates) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, such Investor shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor or its Affiliates in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of such Investor or its Affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or otherwise, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

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5.9           FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any enforcement or other legal action related to a violation or alleged violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.10         Certain Affirmative Covenants of the Company. The Company shall, and shall cause each Company’s subsidiaries to: (i) maintain its corporate existence in good standing; (ii) comply with all governmental requirements and laws applicable to the operation of its business, except for any instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company and the Company’s subsidiaries taken as a whole (“Material Adverse Effect”); (iii) comply with all agreements, documents and instruments binding on it or affecting its properties or business, including, without limitation, all material contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

5.11         Board Composition. For so long as the Investors or their Affiliates continue to hold at least fifty percent (50%) of the shares of Common Stock originally issued pursuant to the Purchase Agreement (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like), each Investor and Key Holder agrees to vote, or cause to be voted, all shares of Common Stock and other Derivative Securities owned by such Investor or Key Holder, as the case may be, or over which such Investor or Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following person(s) shall be elected to the Board of Directors:

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(a)          (i) three (3) persons who shall be designated by the Investors and shall be reasonably satisfactory to the Board of Directors, one of whom shall be designated by the holders of the Original Shares, which individual shall initially be Tim Leissner, and one of whom shall be designated by Horizons (such two directors are referred to herein as “Investor Directors”) and a third person who shall also be designated by Horizons but who shall not be designated as an Investor Director hereunder (the “Additional Investor Director”), and (ii) four (4) persons who shall be designated by CDF (the “CDF Directors”), one of whom shall initially be the current Chief Executive Officer of the Company. For the avoidance of doubt, the Additional Investor Director shall not be counted as an Investor Director for any purpose hereunder, including for purposes of determining whether any approval has been obtained from an Investor Director under this Agreement (including without limitation Section 5.4).

(b)          Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified in Subsection 5.11(a) above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

(c)          Removal of Board Members. Each Investor and Key Holder also agrees to vote, or cause to be voted, all shares of Common Stock and other Derivative Securities owned by such Investor or Key Holder, as the case may be, or over which such Investor or Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(i)          no director elected pursuant to Subsection 5.11(a) of this Agreement may be removed from office other than for cause as determined under applicable laws unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Subsection 5.11(a) to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director pursuant to Subsection 5.11(a) is no longer so entitled to designate or approve such director;

(ii)         any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 5.11(a) shall be filled pursuant to the provisions of this Section 5.11; and

(iii)        upon the request of any party entitled to designate a director as provided in Subsection 5.11(a) to remove such director, such director shall be removed.

(d)          Cooperation. All Investors and Key Holders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

(e)          No Liability for Election of Recommended Directors. No Investor, nor any Affiliate of any Investor, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Investor or Key Holder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

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(f)          Size of the Board. Each Investor and Key Holder agrees to vote, or cause to be voted, all shares of Common Stock and other Derivative Securities owned by such Investor or Key Holder, as the case may be, or over which such Investor or Key Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors shall be set and remain at seven (7) directors except only with the approval of the Board, including the approval of at least one (1) Investor Director and at least one CDF Director.

5.12         Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.7 and 5.8, shall terminate and be of no further force or effect upon the earliest to occur: (i) immediately before the consummation of the Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first, or (iii) when the Investors or their Affiliates cease to hold at least fifty percent (50%) of the Original Shares.

6.          Miscellaneous.

6.1           Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least ten thousand (10,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2           Governing Law. This Agreement shall be governed by the internal law of the State of New York.

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6.3           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4           Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy, which shall not constitute notice, shall also be given to Gutierrez Bergman Boulris, PLLC, 100 Almeria Avenue, Suite 340, Coral Gables, Florida 33134 and if notice is given to the Holders, a copy, which shall not constitute notice, shall also be given to Cooley LLP, attention Patrick Loofbourrow, IFC – Tower 2, Level 35, Unit 3510, 8 Century Avenue Pudong New Area, Shanghai, 200120, China.

6.6           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the Key Holders and the holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities then outstanding, including the holders of a majority of the Original Shares; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Any amendment to Section 5.11 shall require the prior written consent of Horizons. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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6.7           Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8           Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9           Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10         Arbitration. Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Notwithstanding anything in this Agreement to the contrary, in no event shall a party hereto be liable for punitive, consequential or special damages of any kind or nature in any action arising from this Agreement, regardless of the form of action through which such damages are sought.

6.11         Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.12         Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

Celsius Holdings, Inc.

By:

Name:

Title:

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CHARMNEW LIMITED

By:

Name:

Title:

Address: 7/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attn. : Ms. Ezra Pau/Ms. Eirene Yeung
Phone #: +852 21288888
Fax #: +852 21288001
Email: ezra.pau@ckh.com.hk
eirene.yeung@ckh.com.hk

GRIEG INTERNATIONAL LIMITED

By:

Name:

Title:

Address: 29th Floor, Harbour Centre,
25 Harbour Road, Wanchai,
Hong Kong
Attention: Jason Wong
Phone #: +852 21863873
Fax #: +852 37411011
Email: jason.wong@horizons.com.hk raymond.ng@horizons.com.hk chris.lai@horizons.com.hk

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Name:

By:

Name:

Title:

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

CD Financial LLC

By:

Name:

Title:

CDS Ventures of South Florida LLC

By:

Name:

Title:

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

KEY HOLDERS:

Name:

By:

Name:

Title:

[Signature Page to Celsius Holdings, Inc.

Investors’ Rights Agreement]

SCHEDULE A

Investors

CHARMNEW LIMITED

Address:

7/F, Cheung Kong Center,

2 Queen’s Road Central, Hong Kong

Phone Number: +852 21288888

Fax Number: +852 21288001

Email: ezra.pau@ckh.com.hk / eirene.yeung@ckh.com.hk

Attention: Ms. Ezra Pau/Ms. Eirene Yeung

GRIEG INTERNATIONAL LIMITED

Address: 29th Floor, Harbour Centre,

25 Harbour Road,

Wanchai, Hong Kong

Phone Number: +852 21863873

Fax Number: +852 37411011

Email: jason.wong@horizons.com.hk / raymond.ng@horizons.com.hk

           chris.lai@horizons.com.hk

Attention: Jason Wong

NU HORIZONS INVESTMENT GROUP, LLC

Address: Rush Communications

512 Seventh Avenue, 43rd Floor

New York, NY 10018

Phone Number: +852 9742 9229

Email: tim_leissner@yahoo.com

Attention: Tim Leissner

XYXY HOLDINGS LTD.

Address: Flat B, 45/F, Block 8, Phase 2, Residence Bel-Air, Pokfulam, Hong Kong

Phone Number: +85292683074

Email: stong@boyucapital.com

Attention: Xiaomeng Tong

SINO ELECT INVESTMENTS LIMITED

Address: Kum Hing Court,28 Tomlinson Road 10-32, Singapore 247854

Phone Number: +65 97843406

Email: awy.julianto@gmail.com

Attention: Awy Julianto

OSCAR TIME LIMITED

Address: 29th Floor, Harbour Centre,

25 Harbour Road, Wanchai,

Hong Kong

Email: jason.wong@horizons.com.hk / raymond.ng@horizons.com.hk

Attention: Jason Wong / Raymond Ng

BEYOND MERITS LIMITED

Address: 29th Floor, Harbour Centre,

25 Harbour Road, Wanchai,

Hong Kong

Email: jason.wong@horizons.com.hk / raymond.ng@horizons.com.hk

Attention: Jason Wong / Raymond Ng

HELLO WARRIOR FAMILY TRUST DTD 2/27/09

c/o ICONIQ Capital

394 Pacific Ave 2nd Floor

San Francisco, CA 94111

Phone Number: 415-967-7483

Fax Number: 415-321-3960

Email: fundadmin@iconiqcapital.com

Attention: Grace Nam

HUGO BARRA

601 4th Street

San Francisco, CA 94107

Phone Number: 617-592-7676

Email: hbarra@gmail.com

HELVETICO LIMITED

Address: Flat A

31 Parkside

Wimbledon

SW19 5NB

UK

Email: lou.montilla@yahoo.com.au

Attention: Lou Montilla

LUKE NOLAN

Address: Flat 1901, Block 6, 9 Maoming South Road

Huangpu District, Shanghai, China

Phone Number: +44 7771 685 068 (UK) +86 135 1215 7147 (China)

Email: luke@overseasstudentliving.com

Attention: Luke Nolan

WINNIE YU

Address: No. 3, Broadcast Drive, Kowloon, Hong Kong SAR

Phone Number: +852 91039103

Email: yt@9103.hk

Attention: Winnie Yu

SHOUBIN CHEN

Address: Flat F 25/F, Tower 3, Island Place, Tanner Road,
North Point, Hong Kong

Phone Number: +852 5578-1830

Email: johnc@horizons.com.hk

Attention: Shoubin Chen

JUMBO EAGLE INVESTMENTS LIMITED

Address: 6/f Shun Feng International Centre, 182 Queens Road East, WanChai, Hong Kong

Phone Number: +852 69018136

Email: tommy.hbc@gmail.com

Attention: IP MAN KIT

ICQ INVESTMENTS 26, LP

Address: 394 Pacific Ave, 2nd Floor, San Francisco, CA 94111

Phone Number: (415)967-7757

Email: kevin@iconiqcapital.com

Attention: Kevin Foster

RISEJOY SERVICES LIMITED

Address: 19th Floor, Tower B Fang Heng International Building No.6 Futong East Avenue, Chaoyang District, Beijing 100102, China

Phone Number: +8613601003336

Fax: +861063720333

Email: lilywangrui@126.com

Attention: Rui Wang

SCHEDULE B

Key Holders

CD Financial LLC

Address:

3299 NW Boca Raton Boulevard

Boca Raton, FL 33431

CDS Ventures of South Florida LLC

Address:

3299 NW Boca Raton Boulevard

Boca Raton, FL 33431